Exhibit 10.13

EXECUTION VERSION

ADVISORY SERVICES AGREEMENT

This ADVISORY SERVICES AGREEMENT (this “Agreement”) is entered into as of July 27, 2012 by and among (i) PC Topco Holdings, Inc., a Delaware corporation (“Buyer”), (ii) PC Intermediate Holdings, Inc., a Delaware corporation (“Midco”), (iii) Party City Holdings Inc., a Delaware corporation, individually and on behalf of its direct and indirect subsidiaries (“Party City” and together with Buyer, Midco and Party City, collectively, the “Companies”), (v) THL Managers VI, LLC, a Delaware limited liability company (“Sponsor”) and (vi) Advent International Corporation, a Delaware corporation (the “Advent Party”).

RECITALS

WHEREAS, Buyer is a party to that certain Agreement and Plan of Merger, dated as of June 4, 2012, by and among Buyer, PC Merger Sub, Inc. (“Merger Sub”), Party City, Jefferson M. Case, BSR LLC, a Delaware limited liability company and Weston Presidio Capital Partners IV, L.P., a Delaware limited partnership (the “Merger Agreement”) pursuant to which, among other things, Buyer acquired indirect ownership of Party City by the reverse triangular merger of Merger Sub with and into Party City, with Party City as the surviving corporation (the “Merger”);

WHEREAS, to facilitate the Merger and related transactions in connection with the Merger Agreement, Sponsor provided (i) advice, analysis and assistance with due diligence and other investigatory matters related to the Companies, their subsidiaries and the industries in which they operate, (ii) structural advice and assistance with the negotiation of debt financing provided in connection with the Merger including (a) that certain $400 million senior secured asset-based revolving credit facility pursuant to the terms of a revolving loan agreement and (b) that certain $1,125 million senior secured term loan facility pursuant to the terms of a term loan agreement, each such agreement to be dated on or about the date hereof by and among Midco, Merger Sub, PC Finance Sub, Inc., a Delaware corporation, the lenders from time to time party thereto, Deutsche Bank Trust Company Americas and the other agents party thereto (as the same may be amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Debt Financing”), (iii) structural advice and assistance with the negotiation of debt financing provided in connection with the Merger including those certain $700 million 8.875% senior notes due 2020 (as the same may be amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Bond Financing”), (iv) arrangement and negotiation of senior executive management incentive arrangements, and (v) other advisory services (the “Financial Advisory Services”);

WHEREAS, Indemnitees (as hereinafter defined) may have certain rights to indemnification, advancement of expenses and/or insurance provided by Sponsor (or its affiliates other than the Companies), which the Companies and Sponsor intend to be secondary to the primary obligation of the Companies to indemnify Indemnitees as provided herein, with the Companies’ acknowledgement of and agreement to the foregoing being a material condition to Indemnitees’ willingness to provide services to the Companies; and

WHEREAS, the Companies desire to retain Sponsor to provide certain management, consulting and financial and other advisory services to the Companies, and Sponsor is willing to provide such services on the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the above premises and the representations, warranties, covenants and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. Sponsor hereby agrees that, during the Term (as hereinafter defined) of this Agreement specified in Section 3 hereof, it is prepared to make available to the Companies certain employees of Sponsor’s choosing (each a “Consultant” and collectively the “Consultants”) to provide the following management, consulting, financial and other advisory services (collectively, the “Services”) to the Companies as requested from time to time by the Board of Directors or Managers or analogous governing body, as applicable, of the Companies and agreed to by Sponsor:

(a) advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Companies or any of their subsidiaries with financing on terms and conditions satisfactory to the Companies;

(b) financial, managerial and operational advice in connection with the Companies’ day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Companies and their subsidiaries;

(c) advice in connection with financing, acquisition, disposition, merger, combination and change of control transactions involving any of the Companies or their subsidiaries (however structured); and

(d) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as Sponsor and the Companies may from time to time agree in writing.

Consultants will devote such time and efforts to the performance of Services contemplated hereby as Sponsor deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is or will be required to be devoted by the Consultants on a weekly, monthly, annual or other basis. The Companies acknowledge that Sponsor’s Services are not exclusive and that Sponsor and the Consultants will render similar services to other persons and entities. In providing Services to the Companies, Sponsor will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that neither Sponsor, on the one hand, nor the Companies, on the other, has the right or ability to contract for or on behalf of each other or to effect any transaction for each other’s account.

The Services may include advice and recommendations regarding potential future events and there can be no guarantee that such future events will occur as anticipated or at all. The Companies will be responsible for determining the manner in which such advice and recommendations will be used and Sponsor will not be liable in respect of any decisions made by the Companies as a result of Sponsor providing the Services hereunder. Sponsor shall not have any responsibility for implementing any advice or recommendations provided under this Agreement and will not perform any management functions or make management decisions with respect to any such advice or recommendations. Without limiting the generality of the foregoing, if any Consultant is requested by any of the Companies to represent the interests in such Company or the Companies in discussions and other interactions with third parties, such Consultant shall be acting at the instruction of and on behalf of the Companies and shall not be deemed to be acting in such Consultant’s personal capacity or on behalf of Sponsor or any of its affiliates.

To the extent Services are provided by Sponsor to any direct or indirect subsidiaries of Party City, Party City shall cause such subsidiary to abide by the terms of this Agreement (including, without limitation, Section 4 hereof) as if such subsidiary was a party hereto.

2. Payment of Fees.

(a) Party City will pay to the Advent Party and Sponsor (or such Affiliates as they may respectively designate) in consideration of the Advent Party and Sponsor providing the Financial Advisory Services, a fee in the amount of $20,000,000, Pro Rata (as measured as of the date hereof), such fee being payable upon the Closing of the Merger, or, if the Merger is not consummated, promptly after the time the Companies have abandoned the Merger.

(b) From and after the closing of the Merger until the termination of this Agreement (as provided in Section 3 below), the Companies will jointly and severally pay to the Advent Party and Sponsor (or such Affiliates as they may respectively designate) a non-refundable periodic retainer fee (the “Periodic Fee”) in an amount per year equal to the greater of (i) $3,000,000 and (ii) 1% of Consolidated Adjusted EBITDA (as defined below) for the immediately preceding fiscal year or such other amount (or formula) as may be mutually agreed between the Companies and the Advent Party and Sponsor, Pro Rata (as measured as of the date any such payment is to be made), such fee being payable in equal installments quarterly in advance on the first day of each fiscal quarter of Party City following the closing of the Merger (each a “Payment Date”), the first such payment to be made on the closing of the Merger for the pro-rated amount of such fee for the time from the closing of the Merger through September 30, 2012; provided however, that to the extent that the Consolidated Adjusted EBITDA is not known or reasonably estimable at such time, the Periodic Fee payable in respect of the first fiscal quarter of any fiscal year of the Company shall be $750,000, with the Periodic Fee payable in respect of the second fiscal quarter (assuming that the Consolidated Adjusted EBITDA is known or reasonably estimable at such time) to include, in addition to the Periodic Fee in respect of such second fiscal quarter, an amount equal to (x) the amount payable in respect of each fiscal quarter of such fiscal year determined on the basis of the annual Periodic Fee amount applicable to such fiscal year less (y) $750,000. By way of example, if the Consolidated Adjusted EBITDA for 2012 is $307,000,000 and thus the Periodic Fee for 2013 would be $3,070,000 pursuant to this Section 2(b), the payment for the first fiscal quarter of 2012 would be $750,000 (if, but only if, the Consolidated Adjusted EBITDA is not known or reasonably estimable at such time), the payment for the second fiscal quarter of 2012 would be $785,000, the payment for the third fiscal quarter of 2012 would be $767,500 and the payment for the fourth fiscal quarter of 2012 would be $767,500. For purposes of this Agreement, “Consolidated Adjusted EBITDA” shall have the meaning ascribed to such term or similar term used to calculate financial covenants and ratios in the Debt Financing documentation; provided, however, that for purposes of determining the amount of the Periodic Fees for any fiscal year, Consolidated Adjusted EBITDA may be adjusted upward by mutual agreement of the Companies and Sponsor to reflect the projected financial performance of Party City and its direct and indirect subsidiaries for such fiscal year.

(c) In the case of an IPO or a Change of Control Transaction, each as defined in the Stockholders Agreement, the Companies shall pay to the Advent Party and Sponsor (or such Affiliates as they may respectively designate) Pro Rata, in addition to the fees payable above, an amount equal to the net present value (using a discount rate equal to the then yield on U.S. Treasury Securities of like maturity) of the Periodic Fees that would have been payable to the Advent Party and Sponsor with respect to the period from the date of such transaction until the scheduled date of termination of the Agreement in accordance with Section 3 below.

(d) For as long as the Advent Party and Sponsor, as applicable, are receiving Periodic Fees Pursuant to Section 2(b), the Companies will jointly and severally pay to the Advent Party and Sponsor, as applicable (or an affiliate of the Advent Party and Sponsor designated by such parties) a fee for services rendered in connection with the transactions contemplated by Sections 1(a) and (c) equal to up to 1% of the gross transaction value of such transaction, Pro Rata (as measured as of the date any such payment is to be made), such fee to be due and payable at the closing of such transaction and in the case of third party financing transactions, whether or not such financing is actually drawn upon.

Each payment made pursuant to this Section 2 will be paid by wire transfer of immediately available federal funds to the account specified on Schedule 1 hereto, or to such other account(s) as Sponsor or the Advent Party, as applicable, may specify to the Companies in writing prior to such payment.

Notwithstanding the foregoing, payment of all or any portion of the fees described above in this Section 2 shall be deferred to the extent necessary to avoid a breach of any financial covenant under, or if such payment would otherwise be prohibited by, the Companies’ Debt Financing or Bond Financing agreements and shall be promptly paid when payment thereof would no longer result in any breach of a financial covenant under, nor be prohibited by, such financing agreements; provided that, any such deferred fees shall accrue interest, on such portion that is deferred for the number of days that payment is deferred, at a rate equal to the 6-month treasury rate (initially the such rate that is in effect on the first date of such deferral and adjusted on each 180th day thereafter to the rate then in effect) plus 100 basis points.

For the avoidance of doubt, “person” as used in this Section 2 shall refer only to (as appropriate) the Advent Party or Sponsor, and for the purposes of this Section 2, the number of shares of Common Stock owned by Sponsor shall be deemed to include all Common Stock owned by its Affiliates (including THL Fund VI Bridge Corp., THL Parallel Fund VI Bridge Corp., THL DT Fund VI Bridge Corp., THL Equity Fund VI Investors (PC), L.P. (together, the “THL Stockholders”) and any of their Affiliates) in the aggregate.

For the purposes of this Section 2, the following terms shall have the following meanings:

“Affiliate” shall mean with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, contract or otherwise. For the avoidance of doubt, neither the Company nor any person controlled by the Company shall be deemed to be an Affiliate of Sponsor or the THL Stockholders or of any Affiliate of Sponsor or the THL Stockholders.

“Pro Rata” shall mean, with respect to each such person, a fraction, the numerator of which is the number of shares of Common Stock owned by such person on the relevant date, and the denominator of which is the aggregate number of shares of Common Stock of Party City owned by the Advent Party and Sponsor on the relevant date.

3. Term. This Agreement will continue in full force and effect until the tenth anniversary of the date hereof (the “Term”). Upon expiration of the Term, this Agreement shall automatically extend for successive periods of one (1) year, unless the Companies or Sponsor provides written notice, to Sponsor or the Companies, as applicable, at least ninety (90) days prior to the end of the Term (or any annual extension thereof) indicating their or its desire not to extend the Term. Notwithstanding the foregoing, (a) the Companies, on the one hand, and Sponsor, on the other, may terminate this Agreement following a material breach of the terms of this Agreement by Sponsor or the Companies, as applicable, and a failure to cure such breach within thirty (30) days following written notice thereof, (b) Sponsor may terminate this Agreement upon not less than 10 days written notice to the Companies and (c) this Agreement shall terminate upon the consummation of an IPO or Change of Control Transaction (each as defined in the Stockholders Agreement). In the case of any such termination in accordance with this Section 3, (x) each of Sections 4, 5 and 8 (whether in respect of or relating to Services rendered during or after the Term) and (y) any and all accrued and unpaid obligations of the Companies owed under Section 2 will all survive any termination of this Agreement to the maximum extent permitted under applicable law.

4. Expenses; Indemnification.

(a) Expenses. The Companies will jointly and severally pay on demand all expenses (including, without limitation, all air travel (by first class on a commercial airline or by charter, as determined by Sponsor) and other travel-related expenses) incurred by Sponsor, any Consultant, those certain funds affiliated with or advised by Sponsor or its affiliates who are providing equity financing to Buyer to help effectuate the transactions contemplated by the Merger Agreement (such funds the “Sponsor Funds” and their investments the “Sponsor Investments”) (or any of them) or (to the extent that the Advent Party is required to provide services to the Companies and incurs expenses in connection with the provision of such services) the Advent Party (i) in connection with this Agreement, the transactions contemplated by the Merger Agreement or any related transactions, (ii) relating to operations of, or Services provided by Sponsor to, the Companies or any of their affiliates from time to time or (iii) otherwise in any way relating to the Companies or in any way relating to, or arising out of, the Sponsor Investments or the ownership or sale thereof by any Sponsor Fund. Without limiting the generality of the foregoing, the Companies jointly and severally agree to pay on demand all expenses incurred by Sponsor, any Consultant or the Sponsor Funds (or any of them) in connection with, or relating to, (x) the preparation, negotiation and execution of this Agreement and any other agreement executed in connection with, or related to, this Agreement, the Merger Agreement, the financing of the transactions contemplated by the Merger Agreement, Sponsor Investments or the consummation of the transactions contemplated hereby and thereby or (y) any and all amendments, modifications, restructurings and waivers, and exercises and preservations of rights and remedies relating to any of the foregoing, and in each case will specifically include the fees and disbursements of counsel, accountants, consultants or advisors retained by Sponsor, the Sponsor Funds or their respective consultants or advisors and any out-of-pocket expenses incurred by Sponsor in connection with the provision of Services to the Companies from time to time or the attendance by Consultants at any meeting of the Board of Directors or Managers (or any committee thereof) of any of the Companies or any of their affiliates. In no event shall reimbursements provided under this Agreement be subject to liquidation or exchange in a manner that violates, and the reimbursements shall be made in a manner that complies with all, requirements of Treasury Regulation Section 1.409A-3(i)(1)(iv). As additional consideration for the Services, the Companies will provide Sponsor with such support facilities and space at the Companies’ facilities as may be required to enable Sponsor to properly perform the Services.

(b) Indemnity and Liability.

(i) The Companies hereby jointly and severally indemnify and agree to exonerate and hold each of (x) Sponsor and each Sponsor Fund and (y) in relation to Sections 4(b)(i)(1) and 4(b)(i)(3) below only, the Advent Party, and, in each case, each of their respective past, current and future partners, shareholders, members, affiliates, directors, officers, Consultants, fiduciaries, managers, controlling persons, employees and agents and each of the past, current and future partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing

(collectively, the “Indemnitees”), each of whom is an intended third party beneficiary of this Agreement and may specifically enforce the Companies’ obligations hereunder, free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses or any other amounts in connection therewith, including without limitation all actual out-of-pocket attorneys’ fees and expenses (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to (1) this Agreement, (2) the transactions contemplated by the Merger Agreement, any transaction to which the Companies are a party, the Sponsor Investments (including but not limited to service as a Sponsor-designated member of the Board of Directors or Managers or analogous governing body of any of the Companies or any affiliate thereof) or the ownership or sale thereof by any Sponsor Fund or any related transactions or (3) operations of, or Services provided by Sponsor to, any of the Companies or any affiliate of any of the Companies from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of any of the Companies or any of their accountants or other representatives, agents or affiliates) provided that no indemnification shall be available for any such Indemnified Liabilities arising from such Indemnitee’s willful misconduct. If and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason (other than as a result of the proviso), each of the Companies hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For purposes of this Section 4(b), none of the circumstances described in the limitations contained in the second preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Companies, then such payments shall be repaid by such Indemnitee to the Companies.

(ii) Any Indemnitee may, at its own expense, retain separate counsel to participate in such defense. In any action, claim, suit, investigation or proceeding in which both of one or more of the Companies, on the one hand, and an Indemnitee, on the other hand, is, or is reasonably likely to become, a party, such Indemnitee shall have the right to employ separate counsel at the expense of the Companies and to control its own defense of such action, claim, suit, investigation or proceeding if, in the reasonable opinion of counsel to such Indemnitee, a conflict or potential conflict exists between any of the Companies, on the one hand, and such Indemnitee, on the other hand, that would make such separate representation advisable. The Companies agree that they will not, without the prior written consent of the applicable Indemnitee, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, suit, investigation, action or proceeding relating to the matters contemplated hereby (if any Indemnitee is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnitee and each other Indemnitee from all liability arising or that may arise out of such claim, suit, investigation, action or proceeding.

(iii) The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. The Companies hereby agree that they are the indemnitors of first resort (i.e., their obligations to any Indemnitee under this Agreement are primary and any obligation of Sponsor (or any affiliate thereof other than the Companies) to provide advancement or indemnification for the same Indemnified Liabilities (including all interest, assessment and other charges paid or payable in connection with or in respect of such Indemnified Liabilities) incurred by Indemnitee are secondary), and if Sponsor (or any affiliate thereof other than the Companies) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws, charter or otherwise) with any Indemnitee, then (i) Sponsor (or such affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (ii) the Companies shall reimburse Sponsor (or such other affiliate) for the payments actually made. Each of the Companies hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each affiliate of any of the Companies not to exercise), any claims or rights that any of the Companies may now have or hereafter acquire against any Indemnitee (in any capacity) that arise from or relate to the existence, payment, performance or enforcement of one of the Companies’ obligations under this Agreement or under any indemnification obligation (whether pursuant to any other contract, any organizational document or otherwise), including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Indemnitee against any Indemnitee, whether such claim, remedy or right arises in equity or under contract, statute, common law or otherwise, including any right to claim, take or receive from any Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right. None of the Indemnitees will be liable to the Companies or any of their affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute willful misconduct.

5. Disclaimer and Limitation of Liability; Opportunities.

(a) Disclaimer; Standard of Care. Neither Sponsor nor the Advent Party makes any representations or warranties, express or implied, in respect of the Services to be provided by it hereunder. In no event will Sponsor, the Advent Party or any of the Indemnitees be liable to any of the Companies or any of their affiliates for any act, alleged act, omission or alleged omission that does not constitute willful misconduct of Sponsor or the Advent Party (as the case may be) as determined by a final, non-appealable determination of a court of competent jurisdiction. The Companies agree that any advice or recommendations (written or oral) provided by Sponsor or the Advent Party under this Agreement is solely for the use and benefit of the Companies and may not be disclosed to, or used or relied upon for any purpose by, any other person or entity without the prior written approval of Sponsor or the Advent Party (as the case may be).

(b) Freedom to Pursue Opportunities. In recognition that Sponsor, the Advent Party and their respective affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which Sponsor, the Advent Party, or their respective affiliates or Consultants, may serve as an advisor, a director or in some other capacity, and in recognition that Sponsor, the Advent Party, and their respective affiliates and the Consultants have myriad duties to various investors and partners, and in anticipation that the Companies, Sponsor and the Advent Party (or one or more affiliates, associated investment funds or portfolio companies, or clients of Sponsor or the Advent Party) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Companies hereunder and in recognition of the difficulties that may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 5(b) are set forth to regulate, define and guide the conduct of certain affairs of the Companies as they may involve Sponsor or the Advent Party. Except as Sponsor or the Advent Party (as the case may be) may otherwise agree in writing after the date hereof:

(i) Sponsor, the Advent Party and their respective affiliates will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, any of the Companies and their subsidiaries), (B) to directly or indirectly do business with any client or customer of any of the Companies and their subsidiaries, (C) to take any other action that Sponsor or the Advent Party (as the case may be) believes in good faith is necessary or appropriate to fulfill its obligations as described in the first sentence of this Section 5(b), and (D) not to present potential transactions, matters or business opportunities to any of the Companies or any of their subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(ii) Sponsor, the Advent Party and their respective past, present and future officers, directors, employees, partners, members, Consultants, other clients, stockholders, affiliates and other associated entities will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Companies or any of their affiliates or to refrain from any action specified in Section 5(b)(i), and the Companies on their own behalf and on behalf of their affiliates, hereby renounce and waive any right to require Sponsor, the Advent Party or any of their respective affiliates to act in a manner inconsistent with the provisions of this Section 5(b).

(iii) Neither Sponsor, the Advent Party, nor any past, present, or future officer, director, employee, partner, member, Consultant, other client, stockholder, affiliate or associated entity thereof will be liable to the Companies or any of their affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5(b) or of any such person’s participation therein.

(c) Limitation of Liability. In no event will Sponsor, the Advent Party, any of their respective affiliates or any Consultant or other Indemnitee be liable to the Companies or any of their affiliates for any indirect, special, punitive, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the Services to be provided by Sponsor or the Advent Party (as the case may be) hereunder.

6. Assignment, etc. Except as provided below, no party hereto has the right to assign this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, (a) Sponsor may assign all or part of its rights and obligations hereunder to any affiliate of Sponsor that provides services similar to those called for by this Agreement, in which event Sponsor will be released of all of its rights and obligations hereunder and (b) the provisions hereof for the benefit of Indemnitees other than Sponsor shall also inure to the benefit of such other Indemnitees and their successors and assigns.

7. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by each of (a) Sponsor and the Companies and (b) in the case of any amendment or waiver that adversely affects the Advent Party, the Advent Party. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party’s rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8. Governing Law; Jurisdiction.

(a) Choice of Law. This Agreement (including, without limitation, the validity, construction, effect or performance hereof and any remedies hereunder or related hereto) and all claims or causes of action of any kind (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including, without limitation, any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Consent to Jurisdiction. Each of the parties hereto, by its, execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, that any action to enforce a judicial award of a state or federal court in the State of Delaware pursuant to this Section 8 may be brought in any court of competent jurisdiction. Each of the parties hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10 is reasonably calculated to give actual notice.

(c) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 8(C) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8(C) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9. Entire Agreement. This Agreement constitutes the entire understanding of the parties and as of the closing contemplated by the Merger Agreement supersedes all prior agreements and all other arrangements, understandings and communications, whether oral or written, among the parties with respect to the specific subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, among the parties relating to the Services and the compensation therefor which are not fully expressed in this Agreement.

10. Notice. All notices, requests or other communications required or permitted to be given hereunder shall be in writing (including facsimile transmission and electronic mail (via portable document format (*.pdf) or similar electronic means), so long as a receipt of such facsimile or email is requested and received and the sender on the same day also sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) to the physical address of such notice recipient) and shall be given to the respective addresses of the parties set forth below:

For notices and communications to the Companies, or any of them, to them at:

Party City Holdings Inc.

80 Grasslands Road

Elmsford, NY 10523

Attention: Michael A. Correale

Facsimile no.: (914) 345-2056

Email: mcorreale@amscan.com

with copies (which shall not constitute notice) to:

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor

Boston, Massachusetts 02110

Attention: Todd M. Abbrecht, Joshua M. Nelson and Shari H. Wolkon

Facsimile: (617) 227-3514

Email: TAbbrecht@thl.com, JNelson@thl.com and SWolkon@thl.com

and

Weil, Gotshal & Manges LLP

767 Fifth Avenue, 26th Floor

New York, New York 10153

Attention: Michael J. Aiello

Facsimile: (212) 310-8007

Email: Michael.Aiello@weil.com

For notices and communications to the Sponsor, to it at:

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor

Boston, Massachusetts 02110

Attention: Todd M. Abbrecht, Joshua M. Nelson and Shari H. Wolkon

Facsimile: (617) 227-3514

Email: TAbbrecht@thl.com, JNelson@thl.com and SWolkon@thl.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue, 26th Floor

New York, New York 10153

Attention: Michael J. Aiello

Facsimile: (212) 310-8007

Email: Michael.Aiello@weil.com

For notices and communications to the Advent Party, to it at:

Advent International Corporation

75 State Street

Boston, MA 02109

Facsimile: (617) 951-9353

Attention: Jefferson M. Case and James Westra

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Facsimile: (617) 235-0376

Attention: Jane D. Goldstein

By notice complying with the foregoing provisions of this Section 10, each party shall have the right to change the mailing address, facsimile number or email address for future notices and communications to such party.

11. Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be reasonably necessary to effect the intent and purposes of this Agreement.

12. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so more narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13. Headings. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

14. Counterparts. This Agreement may be executed in two or more counterparts each of which when delivered (including via facsimile or e-mail portable document format (*.pdf) or similar electronic means) shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

[The remainder of this page is intentionally left blank. Signatures follow.]

IN wITNESS wHEREOF, each of the parties has duly executed this Agreement effective as of the date first above written.

THE COMPANIES:	PC TOPCO HOLDINGS, INC.

	By:	/s/ Todd M. Abbrecht
		Name:	Todd M. Abbrecht
		Title:	President

PC INTERMEDIATE HOLDINGS, INC.

	By:	/s/ Todd M. Abbrecht
		Name:	Todd M. Abbrecht
		Title:	President

[SIGNATURE PAGE TO ADVISORY SERVICES AGREEMENT]

PARTY CITY HOLDINGS INC.

By:	/s/ James M. Harrison
	Name:	James M. Harrison
	Title:	President & COO

[SIGNATURE PAGE TO ADVISORY SERVICES AGREEMENT]

SPONSOR:	THL MANAGERS VI, LLC

	By:	Thomas H. Lee Partners, L.P., its Managing Member

	By:	Thomas H. Lee Advisors, LLC, its General Partner

	By:	THL Holdco, LLC, its Managing Member

	By:	/s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: Managing Director

[SIGNATURE PAGE TO ADVISORY SERVICES AGREEMENT]

The Advent Party:	ADVENT INTERNATIONAL, CORPORATION

	By:	/s/ Andrew D. Dodge
	Name:	Andrew D. Dodge
	Title:	Vice President

[SIGNATURE PAGE TO ADVISORY SERVICES AGREEMENT]